UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 1, 2021

CymaBay Therapeutics, Inc.

(Exact name of Registrant as specified in its charter)

Delaware	001-36500	94-3103561
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7575 Gateway Blvd., Suite 110

Newark, CA 94560

(Address of principal executive offices)

(510) 293-8800

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common stock, $0.0001 par value per share	CBAY	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 1, 2021 Paul Truex resigned as a member of the Board of Directors (the “Board”) of CymaBay Therapeutics, Inc. On April 3, 2021 the Board appointed Thomas G. Wiggans and Janet Dorling to the Board, effective as of April 5, 2021.

As non-employee directors, Mr. Wiggans and Ms. Dorling will receive compensation in accordance with CymaBay’s non-employee director compensation program. Pursuant to this program, on April 5, 2021 (the effective date of their appointment), Mr. Wiggans and Ms. Dorling each received a stock option award to acquire 80,000 shares of CymaBay common stock (with an approximate grant date fair value of $300,000), which will vest in 36 equal monthly installments from April 5, 2021 subject to continued service to CymaBay through such dates. They will also be eligible for annual cash retainers in the amount of $40,000 for their service as members of the Board. Mr. Wiggans and Ms. Dorling will also enter into indemnification agreements with CymaBay consistent with the form agreement executed with each of CymaBay’s current executive officers and directors.

Ms. Dorling was the Chief Commercial Officer of CymaBay from August 2019 through December 2019 and thus is not an independent director. Ms. Dorling’s compensation as the Chief Commercial Officer in 2019 is reported in CymaBay’s proxy statement filed with the Securities and Exchange Commission on May 15, 2020.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CymaBay Therapeutics, Inc.

By:	/s/ Paul Quinlan
Name:	Paul Quinlan
Title:	General Counsel

Dated: April 5, 2021